Exhibit 10.1

AEON BIOPHARMA, INC.

5 Park Plaza, Suite 1750

Irvine, California 92614

January [●], 2023

[INVESTOR]
[ADDRESS]
[CITY, STATE, ZIP]

To Whom it May Concern:

Reference is made to that certain Business Combination Agreement, dated December 12, 2022, by and among Priveterra Acquisition Corp., a Delaware corporation (“Priveterra”), Priveterra Merger Sub, Inc., a Delaware corporation, and AEON Biopharma, Inc. (“AEON”, such agreement, the “Business Combination Agreement,” and, such proposed business combination, the “Business Combination”). This binding letter agreement (this “Letter Agreement”) sets forth the principal terms upon which [●] (“Investor”) agrees to provide a portion of the interim financing (the “Investment”) in the amount set forth on the signature page hereto (the “Commitment Amount”), in connection with the Business Combination. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

In consideration for the mutual promises made herein and other good and valuable consideration, each of AEON, Priveterra and the Investor, as applicable, agree to the following:

1.    Subject to the terms and conditions hereof, at the Closing (as defined below), the Investor hereby agrees, substantially concurrently with the consummation of the Business Combination, to irrevocably subscribe for and purchase from the Issuer (as defined in Exhibit A hereto), and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Commitment Amount, the Securities (as defined in Exhibit A hereto) having the terms set forth on Exhibit A hereto. Notwithstanding anything herein to the contrary, the consummation of the Investment is contingent upon the substantially concurrent occurrence of the closing of the Business Combination (the “Closing”). The Commitment Amount shall be paid in U.S. Dollars by the Investor to the Issuer (or its designee) on the date that is three Business Days prior to the Closing Date by wire transfer of immediately available funds to an account designated in writing to the Investor by the Issuer and shall be promptly returned to the Investor if, for any reason, the Closing does not occur on the anticipated Closing Date; provided that the return of such funds shall not release the Investor from its obligations hereunder.

2.    In the event the Company Bridge Loan is required under the Business Combination Agreement and the Investor, or any other existing debt or equityholder of AEON (or any affiliate thereof, in each case, an “AEON Insider”) agrees to provide all or any portion of the Company Bridge Loan Amount, the principal amount of the Company Bridge Loan (and excluding any interest thereon) provided by such AEON Insider(s) shall (i) be treated as an advanced payment of the Commitment Amount (or the applicable portion thereof, it being understood and agreed that the principal amount of the Company Bridge Loan so funded by such AEON Insider (including, for this purpose, any interest thereon) shall be converted into Securities in the manner set forth in this Letter Agreement); (ii) correspondingly reduce the amount of the Commitment Amount due at Closing; and (iii) be deemed to satisfy the Company’s obligations with respect to (x) the Company Bridge Loan and (y) the Company Stockholder Interim Financing Commitment, in each case, for all purposes under the Business Combination Agreement for so long as such Company Bridge Loan has been funded and the Company Stockholder Interim Financing Commitment (as adjusted) remains in effect.

3.    The Investor, AEON and Priveterra acknowledge and agree that this Letter Agreement constitutes a binding and enforceable agreement between the parties hereto. Following the execution hereof, the parties will negotiate in good faith, finalize and execute such other definitive agreements in respect of the Investment as may deemed appropriate by the Company prior to the Closing (such agreements, the “Definitive Agreements”), which Definitive Agreements may, to the extent specified therein, supersede this Letter Agreement in whole or in part. The Definitive Agreements will contain customary representations, warranties and covenants of the parties.

4.    This Letter Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Letter Agreement, (c) at any time upon the election of Priveterra and AEON, in their sole discretion, which such election shall be made by such parties by providing five (5) Business Days’ written notice to Investor and (d) nine months from the date hereof if the Closing has not occurred; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. AEON shall notify Investor of the termination of the Business Combination Agreement reasonably promptly after the termination of such agreement.

5.    Investor hereby authorizes Priveterra and AEON to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including the Registration Statement/Proxy Statement), the Investor’s identity and the nature of the Investor’s commitments and obligations under this Letter Agreement; provided that Priveterra and AEON make such disclosure available to Investor for review.

6.       Sections 8.2, 8.3, 8.5, 8.6, 8.7, 8.9, 8.10, 8.11, 8.13, 8.14, 8.15, 8.16, 8.17 and 8.18 of the Business Combination Agreement are incorporated into this Letter Agreement by reference, mutatis mutandis.

[Signature pages follow]

If the matters described above are acceptable to you, please so indicate by signing a copy of this letter in the place provided below.

Very truly yours,

AEON BIOPHARMA, INC.

By:
	Name:	Marc Forth
	Title:	Chief Executive Officer

PRIVETERRA ACQUISITION CORP.

By:
	Name:	Oleg Grodnensky
	Title:	Chief Financial Officer

[Signature Page to Letter Agreement]

INVESTOR

[ • ]

By:
Name:
Title:

Commitment Amount:
as may be adjusted in accordance with the terms hereof

[Signature Page to Letter Agreement]

EXHIBIT A

TERMS OF THE SECURITIES

Issuer	AEON or Priveterra, as mutually agreed between AEON and Priveterra (in such capacity, the “Issuer”); provided that if AEON is the issuer, the issuance of such Securities (as defined below) will not be more dilutive to the Company Stockholders (as defined in the Business Combination Agreement, before giving effect to any issuances of the Securities), than if Priveterra was the issuer of such Securities; provided, further, that, and the if AEON is the issuer, AEON and Priveterra agree to amend the Business Combination Agreement accordingly to give effect to such intent.
Security	A debt, equity or equity-linked security in the Issuer (the “Securities”), that will be redeemed, exchanged or converted at the Closing in Class A Common Stock of Priveterra (“Priveterra Shares”).
Discount	The Securities shall convert at and/or be issued at a per share price of $7.00 per Priveterra Share (on as converted basis), reflecting a 30% discount to the $10.00 per share price reflected in the Business Combination Agreement.
Assignment of Commitment	Prior to the Closing, Investor will be permitted to assign a portion of its Commitment Amount to another investor (an “Assignee Investor”); provided that such Assignee Investor executes a written commitment letter substantially similar to this Letter Agreement, whereupon such Assignee Investor shall be responsible for the assigned portion of the Commitment Amount and Investor’s Commitment Amount hereunder shall be correspondingly reduced.
Other Agreements	Upon the Closing, the Investor agrees, to the extent not already a party, to become a party to the Amended & Restated Registration Rights Agreement in the form attached to the Business Combination Agreement.